EXHIBIT 24A



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The  Board  of  Directors
New  Brunswick  Scientific  Co.,  Inc.

We consent to incorporation by reference in the registration statements (No. 33-70452, No. 333-06029, No. 33-16024, No. 333-69202, No. 333-69206 and No.
333-69208) on Form S-8 of New Brunswick Scientific Co., Inc. of our report dated March 28, 2005, with respect to the consolidated balance sheets of New Brunswick Scientific Co., Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity, cash flows, and comprehensive income (loss) for each of the years in the three-year period ended December 31, 2004, and related schedule, which report appears in the December 31, 2004, annual report on Form 10-K of New Brunswick Scientific Co., Inc. Our report indicates that the consolidated balance sheet of New Brunswick Scientific Co., Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, shareholders' equity, cash flows and comprehensive income for each of the years in the two-year period ended December 31, 2003 have been restated.



KPMG  LLP
Short  Hills,  New  Jersey
March  29,  2005